AMENDMENT TO

SECURED SUBORDINATED CONVERTIBLE PROMISSORY NOTE

This AMENDMENT TO SECURED SUBORDINATED CONVERTIBLE PROMISSORY NOTE (this “Amendment”) is entered into as of this 31st day of December, 2014 by and among Quest Solution, Inc., a Delaware corporation (the “Debtor”) and David Marin (the “Note Holder”).

RECITALS

WHEREAS, the Debtor and the Note Holder entered into a secured subordinated convertible promissory dated as of November 21, 2014 in the amount of $11,000,000 (the “Note”);

WHEREAS, the parties hereby desire to amend the definition of Senior Indebtedness as used in the Note.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises contained herein, the Debtor and the Note Holder, intending to be legally bound hereby agree:

1.

Agreement to Subordinate to Senior Debt.  Section 6 of the Note shall be amended and restated to read in its entirety as follows:

6.

Agreement to Subordinate to Senior Debt. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all of Company’s Senior Indebtedness, whether currently outstanding or incurred in the future by the Company. “Senior Indebtedness” shall mean any existing or future line of credit, term loan or credit facility with any bank, lessor or other financial or lending institution approved by the Company’s Board of Directors, provided that maximum principal amount of all Senior Indebtedness shall not exceed $10 million.

2.

Other Provisions Intact.  Except as set forth in this Amendment, all the terms and provisions of the Note not otherwise altered or eliminated by this Amendment shall remain unchanged, unmodified and in full force and effect, and the Note shall be read together and construed in accordance with the terms of this Amendment.

3.

Counterparts.  This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Debtor and the Note Holder have executed this Amendment to be effective as of the day and year first above written.

DEBTOR:

Quest Solution, Inc.

a Delaware corporation

By: /s/ Jason F. Griffith

Jason F. Griffith

Chief Executive Officer

NOTE HOLDER:

/s/ David Marin

David Marin